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2580 Anthem Village Drive Henderson, NV 89052 (917) 229-4600 www.rbsmllp.com

REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Microlin Bio, Inc.

New York, NY

We have audited the accompanying balance sheets of Microlin Bio, Inc. as of September 30, 2015 and 2014, and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended September 30, 2015. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microlin Bio, Inc. as of September 30, 2015 and 2014, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note B to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

RBSM, LLP
December 15, 2015
Henderson, Nevada

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Microlin Bio, Inc

Balance Sheet

	September 30,	September 30,
	2015	2014
ASSETS
CURRENT ASSETS
Cash	$1	$1
Prepaid expense	—	2,149
Total Current Assets	1	2,150
SECURITY DEPOSIT	8,000	8,000
TOTAL ASSETS	$8,001	$10,150
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
Accounts payable	$1,652,183	1,471,057
Accrued expenses	4,377,727	2,875,066
Notes payable - Ohio State Innovation Foundation	2,446,213	2,446,213
Loans made by Founder	430,379	419,314
Derivative anti-dilution liability	752,700	752,700
Total Current Liabilities	9,659,202	7,965,350
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT
Preferred stock, $0.000001 par value; 5,000,000 shares authorized,
0 shares issued and outstanding	—	—
Common stock, $0.000001 par value; 50,000,000 shares authorized,
4,030,258 shares issued and outstanding	4	4
Additional paid-in capital	2,638,164	2,369,534
Accumulated Deficit	(12,289,369)	(10,358,738)
Total Stockholders' Deficit	(9,651,201)	(7,954,200)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$8,001	$10,150

The accompanying notes are an integral part of these financial statements.

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Microlin Bio, Inc

Statements of Operations

	Year Ended September 30, 2015	Year Ended September 30, 2014
REVENUES	$—	$—

OPERATING EXPENSES

Research and development- principally costs to obtain patent portfolio	894,529	1,631,234
General and administrative	985,485	2,753,233
Total Operating Expenses	1,880,014	4,384,467
Net Loss from Operation	(1,880,014)	(4,384,467)

OTHER EXPENSE
Interest expense	85,617	84,769
Total Other Expenses	85,617	84,769
NET LOSS	$(1,965,631)	$(4,469,236)
BASIC AND DILUTED LOSS PER SHARE	$(0.49)	$(1.11)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,030,258	4,021,968

The accompanying notes are an integral part of these financial statements.

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Microlin Bio, Inc

Statements of Stockholders’ Deficiency

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	(Number of Shares)	(Amount)	Capital	Deficit	Deficiency
Balance – July 30, 2013 (inception)	—	$—	$—	$—	$—

Issuance of common stock to founder	3,720,000	4	(4)	—	—

Issuance of stock for license of patents - Ohio State Innovation Foundation	280,000	—	1,771,000	—	1,771,000

Stock based compensation charge	—	—	26,354	—	26,354

Net loss	—	—	—	(5,854,502)	(5,854,502)

Balance – September 30, 2013	4,000,000	4	1,797,350	(5,854,502)	(4,057,148)

Stock based compensation charge	—	—	380,802	—	380,802

Issuance of stock pursuant to anti-dilution provisions	30,258	—	191,382	—	191,382

Net loss	—	—	—	(4,469,236)	(4,469,236)

Balance – September 30, 2014	4,030,258	$4	$2,369,534	$(10,323,738)	$(7,954,200)

Stock based compensation charge	—	—	268,630	—	268,630

Net loss	—	—	—	(1,965,631)	(1,965,631)

Balance – September 30, 2015	4,030,258	$4	$2,638,164	$(12,289,369)	$(9,651,201)

The accompanying notes are an integral part of these financial statements.

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Microlin Bio, Inc

Statements of Cash Flows

	Year ended	Year ended
	September 30, 2015	September 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(1,965,631)	$(4,469,236)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock in exchange for obtaining patent portfolio	—	191,382
Stock based compensation expense	268,630	380,802
Changes in operating assets and liabilities
Security deposit	—	8,000
Prepaid expense	2,149	(2,149)
Accounts payable	181,126	1,471,057
Accrued expenses	1,502,661	2,041,395

Net Cash Provided by (Used in) Operating Activities	(11,065)	(394,749)

CASH FLOWS FROM FINANCING ACTIVITIES	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Advances made by Founder	11,065	394,750

Net Cash Provided by (Used in) Financing Activities	11,065	386,750

NET CHANGE IN CASH	—	1

CASH AT BEGINNING OF PERIOD	1	—

CASH AT END OF PERIOD	$1	$1

Supplemental disclosure of cash paid
Interest	$—	$—
Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note A – Company Information

Microlin Bio, Inc. (the “Company”) is a development stage biopharmaceutical company with a focus on identifying and developing novel pharmaceutical and diagnostic products for the diagnosis and treatment of cancer. The Company focuses on a class of targets termed microRNAs. The Company was founded on July 30, 2013 and entered into the Patent and License agreements with Ohio State Innovation Foundation (“OSIF”), an affiliate of The Ohio State University, on September 6, 2013 (Note D). The Company’s fiscal year end is September 30.

The Company's operations are subject to a number of factors that can affect its operating results and financial condition. Such factors include, but are not limited to: the results of clinical testing and trial activities of the Company's products, the Company's ability to obtain regulatory approval to market its products, competition from products manufactured and sold or being developed by other companies, the price of, and demand for, Company products, the Company's ability to negotiate favorable licensing or other manufacturing and marketing agreements for its products, and the Company's ability to raise capital.

From its inception, the Company has devoted substantially all of its efforts to business planning and licensing its portfolio of assets. The Company is currently arranging for outsourced providers to continue clinical development. Accordingly, the Company is considered to be in the development stage.

Note B – Liquidity And Plan Of Operation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.

The Company does not expect to receive FDA approval for its therapeutics products for several years. The Company also expects that its research and development expenses will continue to increase as the Company advances to pre-clinical and clinical trials and pursues FDA approval. As a result, the Company expects to continue to incur substantial losses for the foreseeable future, and these losses will be increasing. The Company is uncertain when or if the Company will be able to achieve or sustain profitability. If the Company achieved profitability in the future, the Company may not be able to sustain profitability in subsequent periods. Failure to become and remain profitable would impair its ability to sustain operations and adversely affect the fair value of its common stock and its ability to raise capital.

Through September 30, 2015, the Company has an accumulated deficit of approximately $12,539,000 and has not raised any significant funds to date. In addition, the Company has not made the payments as required under the term note with OSIF (Note D (4)). The Company’s lack of sufficient capital to execute the development plan for its products raises substantial doubt about its ability to continue as a going concern, and as a result, the Company’s independent registered public accounting firm included an explanatory paragraph in its report on the Company’s financial statements for the years ended September 30, 2015 and 2014 with respect to this uncertainty.

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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note C – Summary Of Significant Accounting Policies

[1]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the valuation of the Company's equity-based instruments. Actual results could differ from those estimates.

[2] Loss per common share:

Basic loss per share is calculated by dividing the Company’s net loss applicable to common stockholders by the weighted average number of common shares during the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding during the year, and is the same as basic net loss per share because the Company incurred a net loss in all periods presented and the potentially dilutive securities from the assumed issuance of shares under the anti-dilution option held by OSIF or exercise of outstanding stock options (287,000 shares at September 30, 2015 and 2014) would have an anti-dilutive effect.

	Year ended September 30, 2015	Year ended September 30, 2014
Net Loss (numerator)	$(1,965,631)	$(4,384,236)
Common Shares (denominator)	4,030,258	4,021,968
Net loss per share amount	$(0.49)	$(1.11)

[3] Equity-based compensation:

The Company recognizes compensation expense for all equity-based payments. Stock based compensation issued to employees is accounted for under Accounting Standard Codification (“ASC”) ASC 718-10, Compensation— Share Compensation” (“ASC 718-10”). The Company utilizes the Black- Scholes valuation method to recognize compensation expense over the vesting period. Certain assumptions need to be made with respect to utilizing the Black-Scholes valuation model, including the expected life, volatility, risk-free interest rate and anticipated forfeiture of the stock options.

The Company accounts for stock-based transactions with non-employees in which services are received in exchange for the equity instruments based upon the fair value of the equity instruments issued, in accordance with Accounting Standards Codification (“ASC”) 718-10 and ASC 505-50, Equity-Based Payments to Non-Employees. The value of such options, computed utilizing the Black-Scholes valuation model, is remeasured at the end of each period for any change in fair value from the previous valuation until the award vests. The Company begins expensing the awards to non-employees at the service commencement date.

Accounting for share-based compensation granted by the Company requires fair value estimates of the equity instrument granted. If the Company’s estimate of the fair value of stock-based compensation is too high or too low, it will have the effect of overstating or understating expenses. When stock-based grants are granted in exchange for the receipt of goods or services, the Company estimates the value of the stock-based compensation based upon the value of its common stock.

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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note C – Summary Of Significant Accounting Policies (Continued)

[4] Derivative Instrument:

The Company accounts for its derivative instruments in accordance with ASC 815-10, “Derivatives and Hedging”. ASC 815-10 establishes accounting and reporting standards requiring that derivative instruments, including derivative instruments embedded in other contracts, be recorded on the balance sheet as either an asset or liability measured at its fair value. ASC 815-10 also requires that changes in the fair value of derivative instruments be recognized currently in results of operations unless specific hedge accounting criteria are met. The Company has not entered into hedging activities to date but has entered into a derivative (Note D).

[5] Revenue recognition:

The Company will develop an appropriate revenue recognition policy when planned principal operations commence.

[6] Research and development:

One of the most significant estimates or judgments that the Company makes is whether to capitalize or expense patent and license costs. The Company makes this judgment based on whether the technology has alternative future uses, as defined in ASC 730, “Research and Development.” The Company’s patent portfolio consists of a large number of compounds and methodologies, substantially all of which are in the very early stage of development, and there is significant uncertainty as to future use and ability to make required payments to the licensor. Based on this consideration, the Company expensed payments made to in-license such patent portfolio. These costs are reflected in research and development expense in the statement of operations.

[7] Income taxes:

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

The Company adopted the provisions of ASC 740-10 and has analyzed its filing positions in 2015 in jurisdictions where it may be obligated to file returns. The Company has not had any income tax return filings to date. Therefore, no reserves for uncertain income tax positions have been recorded. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties as of September 30, 2015 or September 30, 2014. In addition, future changes in unrecognized tax benefits will have no impact on the effective tax rate due to the existence of the valuation.

[8] Fair Value Estimate:

The Company is required to estimate the fair value of the common stock underlying stock-based awards when performing the fair value calculations with the Black-Scholes option-pricing model. The fair value of the common stock underlying stock-based awards was determined on each grant date by the Company’s board of directors. All options to purchase shares of common stock are intended to be granted with an exercise price per share no less than the fair value per share of common stock underlying those options on the date of grant, based on the information known on the date of grant.

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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note C – Summary Of Significant Accounting Policies (Continued)

[8] Fair Value Estimate (continued):

The Company is privately held with no active public market for its common stock. Therefore, the board of directors have for financial reporting purposes periodically determined the estimated per share fair value of the Company’s common stock at various dates using contemporaneous valuations consistent with the American Institute of Certified Public Accountants Practice Aid, “Valuation of Privately-Held Company Equity Securities Issued as Compensation,” also known as the Practice Aid. These valuations were performed with the assistance of a third-party valuation specialist. The Company performed these contemporaneous valuations as of September 30, 2015 and determined the fair value of common stock to be $6.33. In conducting these contemporaneous valuations, the board of directors considered all objective and subjective factors that it believed to be relevant in each valuation conducted, including the board of directors’ best estimate of the Company’s business condition, prospects and operating performance at each valuation date. Within the contemporaneous valuations performed, a range of factors, assumptions and methodologies were used. The significant factors included external market conditions affecting the biotechnology industry, trends within the biotechnology industry, the results of operations, financial position, status of research and development efforts, stage of development and business strategy, the lack of an active public market for the common stock, and the likelihood of achieving a liquidity event such as an initial public offering (“IPO”).

The Company determined that a market-based approach to value that employs the probability-weighted expected returns method (“PWERM”) would provide the most appropriate paradigm for estimating the fair market value of the Company. The PWERM is a scenario-based analysis that estimates the value per share based on the probability-weighted present value of expected future investment returns, considering each of the possible outcomes available to the Company, as well as the economic and control rights of each share class. Under the PWERM approach, the Company used point estimates for values and dates, since the Company is a relatively small and early-stage company.

Under the PWERM approach, six scenarios were evaluated, both in terms of company value and probability of each scenario. The probability identified was the likeliness that the scenario occurs within the next year, or by the end of 2016. The scenarios ranged from achieving commercialization of both diagnostic and therapeutic products to company dissolution by 2016. The discount rate applied to the future proceeds are based on an estimate of our cost of capital, which is based on the Capital Asset Pricing Model. In the scenarios in which the Company does not become a public company and remain privately held, and thus have illiquid shares, the value of the shares and thus the company were discounted for lack of marketability.

The dates of the Company’s contemporaneous valuations have not always coincided with the dates of its stock-based compensation grants. In such instances, board of directors’ estimates have been based on the most recent contemporaneous valuation of the Company’s shares of common stock and its assessment of additional objective and subjective factors the board of directors believed were relevant and which may have changed from the date of the most recent contemporaneous valuation through the date of the grant. Management believes there were no substantial changes from the date of the valuation (September 30, 2013) through September 30, 2015 noted in valuing the Company’s stock based awards.

[9] Fair Value of Financial Instruments

ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note C – Summary Of Significant Accounting Policies (Continued)

[9] Fair Value of Financial Instruments (continued)

The three levels of the fair value hierarchy are as follows:

• Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

• Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace

• Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet for cash, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments. The Company recognizes all derivative financial instruments as assets or liabilities in the financial statements and measures them at fair value with changes in fair value reflected as current period income or loss. See Note D(3) regarding changes to the value of the derivative anti-dilution liability.

[10] Deferred issuance costs

Deferred public offering costs, which primarily consist of direct, incremental legal and accounting fees relating to the company’s initial public offering, are capitalized within deferred issuance costs. The deferred issuance costs will be offset against IPO proceeds upon the consummation of the offering. In the event the offering is terminated, deferred offering costs will be expensed. The Company has incurred approximately $1,151,000 in initial public offering costs as of September 30, 2014 and full amount was expensed due to the offering was terminated.

[11] Recent accounting pronouncements

In June 2014, the FASB issued ASU 2014-10, “Development State Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, including an amendment to Variable Interest Entities Guidance in Topic 810 Consolidation”, which eliminated the definition of a Development State Entity and the related reporting requirements. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, with early adoption allowed. The Company adopted ASU 2014-10, effective in its financial statements for the years ended September 30, 2015 and 2014.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern, which states management should evaluate whether there are conditions of events, considered in the aggregate, that raise a substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’ evaluation should be based on relevant conditions and events that are known and likely to occur at the date that the financial statements are issued. The standard update will be effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, however, early application is permitted. The Company is evaluating the effect that adoption will have on its financial statements and related disclosures.

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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note D - License Agreements

On September 6, 2013, the Company entered into five license agreements with OSIF pursuant to which OSIF grants the Company the rights to a world-wide license to discover, develop, make, have made, use, import, lease, sell and offer for sale licensed products. In consideration of the licenses:

1.	The Company paid OSIF a total non-refundable license initiation fee of $25,000 ($5,000 for each of the five licensing agreements) and is required to pay an additional fee of $500,000 ($95,000 for each of the four licensing agreements and $120,000 for one of the five licensing agreements) in year 2;

2.	The Company issued 280,000 shares of common stock which have been assigned amounts equivalent to the estimated fair value of the securities issued during the year ended September 30, 2013. Such issuances resulted in charges to research and development expense of $0 for the years ended September 30, 2015 and 2014;

3.	OSIF received anti-dilution rights equal to 7% of the Company’s issued and outstanding share capital of the Company on a fully diluted basis. In January 2014, the Company issued an additional 30,258 common shares to OSIF pursuant to anti-dilution provisions in our licensing agreements with OSIF. The right shall lapse following a raise of at least $10,000,000 in a single transaction or a series of transactions of equity financing. The anti-dilution provision was determined to be a derivative liability, as the timing and number of shares which may be issuable are not determinable at September 6, 2013 (date of the OSIF agreements). The maximum liability of the instrument of $752,700 was charged to research and development expense during the year ended September 30, 2013. This liability is based upon the estimated value of shares potentially required to be issued under such agreements and is considered a level 3 measurement.

4.	The Company executed a term note with OSIF in the amount of approximately $2,363,000. The terms of the note require four payments of principal and interest in fixed installments of $100,000 beginning October 31, 2013 through December 31, 2014, and eight payments of principal and interest in fixed installments of approximately $273,000 beginning June 30, 2015 through March 31, 2017. The entire amount becomes immediately due in the event that the Company receives external funding of at least $10,000,000. Interest is charged at a 3.5% interest rate. In the event the Company does not make note payments as required, the agreements are technically in default with the patent portfolio reverting back to OSIF. In January 2014, the Company executed an amendment to one of their license agreements which increases the number of patents that the Company has exclusive licensing rights. As consideration for the additional patents, the Company has agreed to pay additional upfront licensing costs of $25,000 (Note D(1)) and has agreed to increase the term note from approximately $2,363,000 to $2,446,000. Such amounts have not yet been paid. The execution of the note payable resulted in charges to research and development expense of approximately $83,000 for the year ended September 30, 2013. At September 30, 2015 and 2014, the Company has not made the payments as required under the license agreement. Although OSIF has informally accepted the deferral of the payments currently due until consummation of external funding by the Company, the Company has recorded the entire amount as current as of September 30, 2015 and 2014 due to the technical default. Interest expense on this note was $85,617 and $84,769, respectively, for the years ended September 30, 2015 and 2014. Accrued interest at September 30, 2015 and September 30, 2014 was $175,895 and $90,278, respectively and is included in accrued expenses.
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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note D - License Agreements (Continued)

Future commitments under the OSIF License Agreements are as follows:

5.	The Company will pay OSIF annual license maintenance fees of $95,000 (in contract year 3), $35,000 (in contract year 4), $60,000 (in contract year 5) and $10,000 (each contract year thereafter);

6.	The Company may be required to make future milestone payments upon the achievement of various milestones relating to regulatory approval or commercial events under the five licensing agreements plus additional occurrence specific costs which will depend on international and commercial growth; and

7.	The Company will be required to pay OSIF a varying low single digit royalty rate of net sales relating to the licensed products. The license agreements also require annual minimum royalties, as defined in the agreements, beginning in the contract year ending December 31, 2015 and continuing in all contract years thereafter (minimum royalty payments will escalate annually through contract year December 31, 2019).

Under the terms of the license agreements, the Company is allowed to grant sublicenses or assign the license agreements to third parties. If the grant of a sublicense occurs, then the Company will be obligated to pay OSIF a varying percentage of all payments received from the sublicensees. If an assignment of any of the license agreements occur, the Company will be obligated to pay the greater of a specified amount or percentage, as defined in the agreements, of the gross consideration of the total transaction for contract years beginning December 31, 2014 and continiuing in all contract years thereafter. The term of each agreement continues until the last to expire of the applicable patent rights licensed thereunder. The Company may terminate the agreements at any time upon 90 days' prior written notice. Four of the agreements require the Company to pay a termination penalty of $2,500,000 if the agreement is terminated by the Company in the first two years of the contract.

As result of the license agreements, the Company recorded $105,000 and $40,000 annual license maintenance fees for the years ended September 30, 2015 and 2014, respectively. The Company also recorded $0 and $25,000 milestone extensions and fees for the years ended September 30, 2015 and 2014, respectively. The Company has agreed to reimburse OSIF the related patent costs which amounted to approximately $783,500 and $1,203,000 for the years ended September 30, 2015 and 2014, respectively. Such amounts have not yet been paid and recorded as additional research and development expenses.

Note E – Related Party Transactions

As of September 30, 2015 and September 30, 2014, the Company has borrowed approximately $430,400 and $419,300, respectively, from its founder and Executive Chairman and Chief Executive Officer, who is also the principal shareholder. These loans are short term, non-collateralized and non-interest bearing. See Note D for description of equity and licensing transactions with OSIF.

Note F - Commitments and Contingencies

[1] Compensation of Scientific Advisory Board members and Board of Directors:

Each of the members of the Company's Scientific Advisory Board (“SAB”) have entered into a scientific advisory board agreement with the Company, terminable upon 30 days' written notice by either party, which specifies the services to be provided by each member and compensation payable to each member.

13

Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note F - Commitments and Contingencies (Continued)

[2] Minimum Lease Commitments

In November 2013, the Company entered into a non-cancellable operating lease for office space expiring in November 2014. The premises were occupied in November 2013. However, this lease was assigned to a related company, owned by its founder and Executive Chairman and Chief Executive Officer, effective May 1, 2014.

In March 2014, the Company entered into a non-cancellable operating lease for office space effective May 1, 2014 and expiring in June 2016. Monthly rent payments under the agreement total $8,000. Future minimum annual rental payments are approximately $96,000.

[3] Employment Agreements

The Company entered into an employment agreement with its Executive Chairman and Chief Executive Officer which has an effective date of July 2013. The agreement specifies the compensation payable to, and the services to be provided by, the executive. If the agreement should be terminated by the Company for other than cause, as defined, the Company will be required to pay 24 months annual salary in a lump sum within 60 days of the date of termination. No payments have been made through September 30, 2015 and $1,153,500 and $622,731 has been accrued at September 30, 2015 and 2014, respectively as a result of the agreement.

Note G – Accrued Expenses

Accrued expenses are comprised of the following as of September 30, 2013 and September 30, 2014:

	September 30, 2015	September 30, 2014
License Initiation Fee to OSIF (Note D)	$620,000	$515,000
Accrued Salaries and benefits (primarily founder)	1,153,500	622,731
Due to OSIF for patent expenses	2,226,932	1,443,432
Professional fees	201,400	203,625
Accrued interests	175,895	90,278
	$4,377,727	$2,875,066

Note H – Equity

[1] Stock Issued to Founder

On August 1, 2013, the founder and principal stockholder was issued 3,720,000 shares of the Company’s common stock. The date of issuance was prior to the execution of the OSIF agreements and therefore the Company had no business assets or liabilities at that time. Accordingly, minimal value was assigned to the founder shares.

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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note H – Equity (Continued)

[2] Stock Options

The Company reserved 500,000 shares of Common Stock for issuance to officers, directors, employees and consultants pursuant to the Microlin Bio, Inc. Equity Incentive Plan. The awards under this plan must be approved by the Board of Directors and may include stock options, restricted stock or other types of awards, and are subject to compliance with Internal Revenue Code regulations. In certain cases, the Company may include in its awards, a right to repurchase shares exercised/vested by the grantee at its then fair value. During the years ended September 30, 2015 and 2014, the Company issued 0 and 302,000 options under the stock option plan, respectively, of which 60,000 and 60,000 options were forfeited during the years ended September 30, 2015 and 2014, respectively, and there are 198,000 options available for future issuance as of December 30, 2015. During the period ended September 30, 2013, the Company also issued 100,000 options outside of the stock option plan, of which 100,000 options were forfeited during the year ended September 30, 2014.

A summary of stock option activity for the years ended September 30, 2015 and 2014 is summarized as follows:

		Weighted Average
	Number of Options	Exercisable Price

Options outstanding at September 30, 2013	100,000	$0.0000005
Granted	302,000	6.325
Exercised	—	—
Forfeited	(160,000)	2.37

Options outstanding at September 30, 2014	242,000	$6.325

Granted	—	$—
Exercised	—	—
Forfeited	(60,000)	6.325

Options outstanding at September 30, 2015	182,000	$6.325

The following is a summary of the status of stock options outstanding at September 30, 2015:

Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Contractual Life	Number
$6.33	182,000	8.25 years	81,583

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Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note H– Equity (Continued)

[2] Stock Options (Continued)

The fair value of each option award was estimated on the grant date using the Black Scholes option-pricing model and will be expensed under the straight-line method. The following assumptions were used:

Year ended September 30, 2014

Exercise price	$6.33
Fair value underlying common stock	$6.33
Risk free interest rate	2.22%
Calculated dividend rate	0
Expected life of the option in years	7
Expected volatility	80.20%
Fair value of option	$4.64

The expected life of the stock options was calculated using the method allowed by the provisions of ASC 718-10. The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected life of the options. Estimates of pre-vesting option forfeitures are based on the Company’s experience. The Company will adjust its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

Total stock compensation expense recognized amounted to approximately $269,000 and $381,000 for the years ended September 30, 2015 and 2014, respectively. As of September 30, 2015, the total remaining unrecognized compensation cost related to unvested stock options was approximately $475,000, which will be recognized over a period of approximately 2.25 years.

[3] Forward Stock Split

All share and per share amounts have been adjusted to reflect a 2-for-1 forward stock split of the Company’s common stock to be effected upon the consummation of the Company’s initial public offering.

[4] Increase in number of shares

In December 2013, the Company increased the number of authorized shares of common stock from 4,000,000 to 50,000,000 and authorized 5,000,000 shares of preferred stock at $0.000001 par value per share.

16

Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014

Note I - Subsequent Events

The Company evaluated subsequent events through December 15, 2015, which is the date the financial statements were available to be issued.

17

Microlin Bio, Inc Notes to Financial Statements September 30, 2015 and 2014